<99e1>

DISTRIBUTION AGREEMENT

Calvert Group Funds
Calvert Distributors, Inc.

SCHEDULE I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Municipal Fund, Inc.

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund for Government Income

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Schedule restated: September 27, 2005

SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets, and are payable monthly.

	Distribution Fee
	Class A*	Class B	Class C	Class I
The Calvert Fund
Calvert New Vision Small Cap Fund	N/A	0.75	0.75	N/A
Calvert Income Fund	0.25	0.75	0.75	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.75	N/A
Calvert Long-Term Income Fund	0.25	0.75	0.75	N/A

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A
Limited-Term Portfolio	N/A	N/A	N/A	N/A
Long-Term Portfolio	0.10	N/A	N/A	N/A
Vermont Municipal Portfolio	N/A	N/A	N/A	N/A

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund	N/A	N/A	N/A	N/A
Calvert California Limited-Term Municipal Fund	N/A	N/A	N/A	N/A

Calvert Social Investment Fund
Balanced Portfolio	0.10	0.75	0.75	N/A
Equity Portfolio	0.10	0.75	0.75	N/A
Bond Portfolio	0.10	0.75	0.75	N/A
Enhanced Equity Portfolio	N/A	0.75	0.75	N/A
Money Market Portfolio	N/A	N/A	N/A	N/A
Calvert Conservative Allocation Fund	0.10	0.75	0.75	N/A
Calvert Moderate Allocation Fund	0.10	0.75	0.75	N/A
Calvert Aggressive Allocation Fund	0.10	0.75	0.75	N/A

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.10	0.75	0.75	N/A
Calvert World Values International Equity Fund	0.10	0.75	0.75	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.75	0.75	N/A

Calvert Social Index Series, Inc.
Calvert Social Index Fund	N/A	0.75	0.75	N/A

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	N/A	0.75	0.75	N/A
Calvert Small Cap Value Fund	0.10	0.75	0.75	N/A
Calvert Mid Cap Value Fund	0.10	0.75	0.75	N/A

Schedule restated: September 27, 2005

________________________________

*Distributor reserves the right to waive all or a portion of the distribution fee from time to time.

SCHEDULE III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

	Service Fee
	Class A1	Class B	Class C	Class I
The Calvert Fund
Calvert New Vision Small Cap Fund	0.25	0.25	0.25	N/A
Calvert Income Fund	0.25	0.25	0.25	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.25	N/A
Calvert Long-Term Income Fund	0.25	0.25	0.25	N/A

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A
Limited-Term Portfolio	N/A	N/A	N/A	N/A
Long-Term Portfolio	0.25	N/A	N/A	N/A
Vermont Municipal Portfolio	N/A	N/A	N/A	N/A

Calvert Municipal Fund, Inc.
Calvert National Municipal Intermediate Fund	0.25	N/A	N/A	N/A
Calvert California Limited-Term Municipal Fund	0.25	N/A	N/A	N/A

Calvert Social Investment Fund
Balanced Portfolio	0.25[2]	0.25	0.25	N/A
Equity Portfolio	0.25	0.25	0.25	N/A
Bond Portfolio	0.25	0.25	0.25	N/A
Enhanced Equity Portfolio	0.25	0.25	0.25	N/A
Money Market Portfolio	0.25	N/A	N/A	N/A
Calvert Conservative Allocation Fund	0.25	0.25	0.25	N/A
Calvert Moderate Allocation Fund	0.25	0.25	0.25	N/A
Calvert Aggressive Allocation Fund	0.25	0.25	0.25	N/A

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.25	0.25	0.25	N/A
Calvert World Values International Equity Fund	0.25	0.25	0.25	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.25	0.25	N/A

Calvert Social Index Series, Inc.
Calvert Social Index Fund	0.25	0.25	0.25	N/A

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	0.25	0.25	0.25	N/A
Calvert Small Cap Value Fund	0.25	0.25	0.25	N/A
Calvert Mid Cap Value Fund	0.25	0.25	0.25	N/A

1 Distributor reserves the right to waive all or a portion of the service fees from time to time. For money market portfolios, Class A shall refer to Class O, or if the portfolio does not have multiple classes, then to the portfolio itself.

2 Distributor charges the service fee only on assets in excess of $30 million.

Schedule restated: September 27, 2005